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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-15413) of our report dated February 13, 1996 (except with respect to the matters discussed in Note 12, as to which the date is June 14, 1996) included in Republic Environmental Systems, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                            /s/  Arthur Andersen LLP

Philadelphia, PA

December 26, 1996